Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contact:
Chris Gay/Treasurer
308-255-2905
Joe Arterburn/Corporate
Communications
308-255-1204
Cabela’s Incorporated

Investor/Media Contact:
Integrated Corporate Relations
203-222-9013
Investor: Chad A. Jacobs
Media: Mike Fox/Megan McDonnell

CABELA’S INC. ANNOUNCES APPOINTMENT OF
NEW BOARD MEMBER

SIDNEY, Neb., December 27, 2004 - Cabela's Incorporated (NYSE: CAB), the World’s Foremost Outfitter of hunting, fishing, and outdoor gear, announced today that Theodore M. Armstrong has been appointed to Cabela’s Board of Directors. Mr. Armstrong will also serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Armstrong served as Senior Vice President-Finance and Administration and Chief Financial Officer of Angelica Corporation from 1986 to his retirement in February of 2004, and as a consultant to Angelica thereafter. Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market. Mr. Armstrong is also a board member of UMB Bank of St. Louis and several non-profit organizations.

Dennis Highby, Cabela’s President and Chief Executive Officer said, “We are excited to welcome Ted to our Board of Directors. He brings a tremendous amount of financial and business experience to our board, and Cabela’s will benefit from his insights and expertise.”

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the nation’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s has grown to become one of the most well-known outdoor recreation brands in the United States, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high quality outdoor products at competitive prices while providing superior customer service. Cabela’s operates as an integrated multi-channel retailer, offering its customers a seamless shopping experience through its catalogs, website and destination retail stores. Cabela’s also issues the Cabela’s Club® VISA credit card through which it offers a related customer loyalty rewards program as a vehicle for strengthening its customer relationships.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR
PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995

This press release (other than historical information) contains "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable lease and economic development arrangements; expansion into new markets; market saturation due to new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery interruptions; adverse weather conditions; fluctuations in operating results; adverse economic conditions; increased fuel prices; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the "Risk Factors" section of the Company's most recently filed prospectus, which is available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. The words "believe," "may," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "will" and similar statements are intended to identify forward-looking statements. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.